DE VISSER GRAY
                            Chartered Accountants
                         401-905 West Pender Street
                       Vancouver, B.C. Canada V6C 1L6
                           Tel: (604) 687-5447
                           Fax: (604) 68706737


June 6, 2003








To whom it may concern:

RE: Form 10
    Bliss Essentials Corp.

We hereby authorize and consent to the use of our audited financial statemsnts dated May 27, 2003, as an Exhibit to the above-referenced filing and to the use of our name as it appears therein.

Sincerely,

DE VISSER GRAY
/s/ Peter de Visser
Chartered Accountants
Vancouver, British Columbia